UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

SteadyMed Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36889	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Oppenheimer Street
Rehovot 7670105, Israel

(Address of principal executive offices, including zip code)

925-272-4999

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2015, SteadyMed Therapeutics, Inc. (“Therapeutics”), a wholly-owned subsidiary of SteadyMed Ltd., entered into a First Lease Addendum (the “New Lease Amendment”) with Sunset Land Company, LLC, a California limited liability company (the “New Landlord”), pursuant to which (i) the term of the lease between Therapeutics and New Landlord dated May 1, 2015 (the “New Lease”) for corporate offices located at 2603 Camino Ramon, Suite 350, San Ramon, California (the “Office Space”) was amended from a period of three years after the commencement date of the New Lease to a period of four years after the commencement date of the New Lease and (ii) the New Landlord agreed to provide the Office Space to Therapeutics with the improvements shown on Exhibit C of the New Lease.

Additionally, on May 29, 2015, Therapeutics entered into a Third Lease Addendum (the “Existing Lease Amendment”) with Annabel Investment Company, a California limited partnership (the “Existing Landlord”), pursuant to which the expiration date of the lease between Therapeutics and Existing Landlord dated September 20, 2012, as amended, for corporate offices located at 2410 Camino Ramon, Suites 285/295, San Ramon, California was amended from May 31, 2015 to the commencement date of the New Lease.

The foregoing is a summary description of certain terms of the New Lease Amendment and the Existing Lease Amendment, are not complete and are qualified in their entirety by reference to the text of the New Lease Amendment and the Existing Lease Amendment, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	First Lease Addendum dated May 29, 2015, by and between SteadyMed Therapeutics, Inc. and Sunset Land Company, LLC
10.2	Third Lease Addendum, dated May 29, 2015, by and between SteadyMed Therapeutics, Inc. and Annabel Investment Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADYMED LTD.

	By:	/s/ David W. Nassif
Date: June 4, 2015		David W. Nassif
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	First Lease Addendum dated May 29, 2015, by and between SteadyMed Therapeutics, Inc. and Sunset Land Company, LLC
10.2	Third Lease Addendum, dated May 29, 2015, by and between SteadyMed Therapeutics, Inc. and Annabel Investment Company